                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and the use of our report dated April 25, 1996, except for the first paragraph of the "Subsequent Event" note as to which this date is June 3, 1998, with respect to the financial statements and schedule of Maxtor Corporation included in the Registration Statement (Form S-1) and related Prospectus of Maxtor Corporation for the registration of shares of common stock.

                                          /s/ ERNST & YOUNG LLP

                                          --------------------------------------
                                          Ernst & Young LLP

San Jose, California
June 4, 1998

--------------------------------------------------------------------------------

The foregoing consent is in the form that will be signed upon effectiveness of the 1 for 2 reverse stock split described in Note 14 to the consolidated financial statements.

                                          /s/ ERNST & YOUNG LLP

                                          --------------------------------------
                                          Ernst & Young LLP

San Jose, California
June 4, 1998